Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 29, 2014 relating to the financial statements, which appears in Geopark Limited's Annual Report on Form 20-F for the year ended December 31, 2013.

PRICE WATERHOUSE & CO. S.R.L.

By /s/ Carlos Martin Barbafina (Partner)
       Carlos Martín Barbafina

Autonomous City of Buenos Aires, Argentina
December 17, 2014